UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2009

______________

AE BIOFUELS, INC.

(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Amendment and Limited Waiver to Note and Warrant Purchase Agreement with Third Eye Capital Corporation

On May 6, 2009, the Company entered into an amendment and limited waiver (the “Amendment”) with Third Eye Capital Corporation (“Agent”) on behalf of itself and Third Eye Capital, ABL Opportunities Fund (“Purchaser”) which is effective March 31, 2009, subject to the satisfaction of certain conditions.  Once the Amendment becomes effective, the parties have agreed to extend the maturity date of the $5 Million Promissory Note (the “Note”) issued to Purchaser pursuant to the Agreement to December 31, 2009 and waive certain covenant defaults.  The failure to satisfy the conditions constitutes an Event of Default under the Note and Warrant Purchase Agreement dated May 16, 2008, as amended (the “Agreement”) in which case the Purchaser would have the right to demand the immediate repayment in full of all outstanding indebtedness owing to Purchaser under the Agreement.  The Company has also agreed to make monthly principal payments on the Note beginning July 31, 2009 in the amount of the greater of (i) $50,000 or (ii) twenty-five percent (25%) of the Company’s Total Free Cash Flow for the immediately preceding month increasing to the greater of (i) $100,000 or (ii) twenty-five percent (25%) of the Company’s Total Free Cash Flow for the immediately preceding month commencing October 31, 2009. “Total Free Cash Flow” means the dollar amount of the Company’s and its Subsidiaries’ (i) total net earnings before interest, taxes, depreciation and amortization, less (ii) interest payments under the Note, less (iii) approved budgeted capital expenditures.  Interest payments are due quarterly. In consideration for the waiver of covenant defaults, the Company has agreed to pay Agent a waiver fee of $10,000 per covenant waived.  In consideration for the extension of the Maturity Date, the Company has agreed to pay the Agent an extension fee of $250,000 and an amendment fee of $100,000 plus all fees, costs and expenses owed to and/or incurred by Agent and its counsel in connection with the Amendment.

The Company has also agreed to provide Agent additional collateral as security for the Note and has agreed to amend the exercise price of the Warrant  to a price equal to the volume weighted average trading price of a share of Common Stock of the Company for the twenty trading days immediately preceding the date of this Amendment.

This description of the Amendment is not complete and is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibit 10.1

Amendment No. 3 and Limited Waiver to Note and Warrant Purchase Agreement dated March 31, 2009, between AE Biofuels, Inc. and Third Eye Capital Corporation as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2009

AE BIOFUELS, INC.

By:	/s/ SCOTT A. JANSSEN
Scott A. Janssen Chief Financial Officer